UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2019

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the departure of Mr. Timothy K. Flanagan from his position as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc. (the "Company"), as previously reported on a Current Report on Form 8-K filed on February 14, 2019, the Company and Mr. Flanagan entered into a separation agreement on March 4, 2019 (the “Agreement”). Under the Agreement, in exchange for Mr. Flanagan’s execution of a general release of claims, Mr. Flanagan is entitled to receive certain benefits, including: a cash payment equal to the sum of two years of base salary and an amount equal in value to his annual incentive at target, which cash payment will be made in installments over two years; continued coverage for medical benefits for Mr. Flanagan and his family under the Company’s health care plan for active employees for a maximum of 18 months; outplacement services; financial planning services through April 15, 2021; and the full amount of his balances under the Company’s 2012 Non-Qualified Deferred Compensation Plan and the Supplemental Retirement Benefit Plan by September 2, 2019. Mr. Flanagan will vest in a prorated portion of each of his performance share awards, restricted stock unit awards and performance cash awards (in accordance with the original terms of the awards). The Agreement includes non-solicitation, non-disclosure and non-disparagement undertakings by Mr. Flanagan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	March 8, 2019	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary